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                                                                   EXHIBIT G-1.2

     CENTERPOINT ENERGY, INC. LONG-TERM DEBT AND TRUST PREFERRED SECURITIES
                                 MARCH 31, 2005

                                                                                                    INDENTURE   CALL        CALL
               SECURITY          OUTSTANDING          RATE     INSURER  MATURITY     TRUSTEE          DATED     DATE        PRICE
               --------          -----------          ----     -------  --------     -------          -----     ----        -----
CENTERPOINT ENERGY, INC.

$1B Revolving Credit Facility     $656,000,000      Variable             03/07/10  JPMorgan(Agent)   NA          Current       100
ZENS                              $840,320,558 (3)     (3)               09/15/29  JPMorgan (TX)     09/01/99    Current       101
Convertible Senior Notes          $575,000,000          3.75%            05/15/23  JPMorgan (TX)     05/19/03    05/15/08      100
Convertible Senior Notes          $255,000,000         2.875%            01/15/24  JPMorgan (TX)     05/19/03    01/15/07      100
Senior Notes                      $200,000,000         5.875%            06/01/08  JPMorgan (TX)     05/19/03    Current       (4)
Senior Notes                      $200,000,000          6.85%            06/01/15  JPMorgan (TX)     05/19/03    Current       (4)
Senior Notes                      $200,000,000          7.25%            09/01/10  JPMorgan (TX)     05/19/03    Current       (4)
BRA 1995*                          $91,945,000 (1)      4.00%  MBIA      08/01/15  JPMorgan (IL)     07/01/95    08/01/13      101
MCND 1995*                         $58,905,000 (1)      4.00%  MBIA      10/15/15  JPMorgan (IL)     07/01/95    10/15/13      101
BRA 1997*                          $50,000,000 (2)      5.05%  AMBAC     11/01/18  JPMorgan (IL)     01/01/97       NA          NA
MCND 1997*                         $68,000,000 (2)     5.125%  AMBAC     11/01/28  JPMorgan (IL)     01/01/97       NA          NA
MCND 1998A*                        $29,685,000          5.25%  MBIA      11/01/29  JPMorgan (TX)     01/01/98    11/01/08      102
MCND 1998B*                        $75,000,000          5.15%  MBIA      11/01/29  JPMorgan (TX)     01/01/98    11/01/08      102
BRA 1998A*                        $100,000,000 (2)     5.125%  AMBAC     05/01/19  JPMorgan (TX)     02/01/98    05/01/08      102
BRA 1998B*                         $90,000,000 (2)     5.125%  AMBAC     11/01/20  JPMorgan (TX)     02/01/98    11/01/08      102
BRA 1998C*                        $100,000,000 (2)     5.125%  AMBAC     05/01/19  JPMorgan (TX)     02/01/98    05/01/08      102
BRA 1998D*                         $68,700,000          4.90%  MBIA      10/01/15  JPMorgan (TX)     09/01/98       NA          NA
GCWDA 1999*                        $19,200,000 (2)      4.70%  AMBAC     01/01/11  JPMorgan (TX)     04/01/99       NA          NA
MCND 1999A*                       $100,000,000 (2)      5.25%  AMBAC     06/01/26  JPMorgan (TX)     04/01/99    06/01/09      101
BRA 1999A*                        $100,000,000         5.375%            04/01/19  JPMorgan (TX)     04/01/99    04/01/09      101
MCND 1999B*                        $70,315,000          5.95%            05/01/30  JPMorgan (TX)     07/01/99    05/01/09      101
BRA 1999B*                        $100,000,000          7.75%            12/01/18  JPMorgan (TX)     11/01/99    04/10/08      102
MCND 1999C*                        $75,000,000          8.00%            05/01/29  JPMorgan (TX)     11/01/99    04/10/08      102
8.257% Capital Securities,
 Series B                         $100,000,000         8.257%            02/01/37  BONY              02/01/97    02/04/07   104.1285

CENTERPOINT ENERGY HOUSTON
 ELECTRIC, LLC

$200M Revolving Credit
 Facility                          $55,000,000      Variable             03/07/10  JPMorgan(Agent)   NA          Current       100
First Mortgage Bonds              $102,442,000          9.15%            03/15/21  JPMorgan (TX)     11/01/44       NA          NA
General Mortgage Bonds            $450,000,000          5.70%            03/15/13  JPMorgan (TX)     10/10/02    Current       (5)
General Mortgage Bonds            $312,275,000          6.95%            03/15/33  JPMorgan (TX)     10/10/02    Current       (6)
General Mortgage Bonds            $200,000,000          5.60%            07/01/23  JPMorgan (TX)     10/10/02    Current       (7)
General Mortgage Bonds            $300,000,000          5.75%            01/15/14  JPMorgan (TX)     10/10/02    Current       (8)
MCND 2004                          $56,095,000 (2)      5.60%            03/01/27  JPMorgan (TX)     02/01/04    03/01/14      101
BRA 2004                           $43,820,000 (2)      4.25%  FGIC      03/01/17  JPMorgan (TX)     02/01/04    03/01/14      101
BRA 2004A                          $33,470,000 (2)     3.625%  FGIC      04/01/12  JPMorgan (TX)     03/01/04       NA          NA
GCWDA 2004                         $12,100,000 (2)     3.625%  FGIC      04/01/12  JPMorgan (TX)     03/01/04       NA          NA
BRA 2004B                          $83,565,000 (2)      4.25%  FGIC      12/01/17  JPMorgan (TX)     03/01/04    06/01/14      100
Collateralized Term Loan        $1,310,000,000 (2)     (9)               11/11/05  CSFB (Agent)      NA             NA          NA

CENTERPOINT ENERGY
 RESOURCES CORP.

$250M Revolving Credit
 Facility                             $      0      Variable             03/23/07  Citicorp (Agent)  NA          Current       100
Debentures                        $145,070,000          8.90%            12/15/06  Citibank          12/01/86       NA          NA
Conv. Sub. Debentures              $71,483,900          6.00%            03/15/12  JPMorgan (TX)     03/01/87    Current       100
Debentures                        $300,000,000          6.50%            02/01/08  JPMorgan (TX)     02/01/98       NA          NA
Notes                             $325,000,000         8.125%            07/15/05  JPMorgan (TX)     02/01/98    Current       (10)
Notes                             $550,000,000          7.75%            02/15/11  JPMorgan (TX)     02/01/98    Current       (5)
Senior Notes                      $762,000,000         7.875%            04/01/13  JPMorgan (TX)     02/01/98    Current       (4)
Senior Notes                      $160,000,000          5.95%            01/15/14  JPMorgan (TX)     02/01/98    Current       (6)
Note Payable to RES
 re Coastal                        $36,000,000                           06/01/05  NA                NA             NA          NA
6.25% Convertible Trust
 Preferred                          $  334,000          6.25%            06/30/26  BONY              06/15/96   Current        100
                                                                                                                   (11)

CENTERPOINT ENERGY TRANSITION
 BOND COMPANY, LLC

Class A-1  2001-1 Transition
 Bonds                             $26,068,480          3.84%            (12)      Deutsche Bank     10/24/01      (16)        (16)
Class A-2  2001-1 Transition
 Bonds                            $118,000,000          4.76%            (13)      Deutsche Bank     10/24/01      (16)        (16)
Class A-3  2001-1 Transition
 Bonds                            $130,000,000          5.16%            (14)      Deutsche Bank     10/24/01      (16)        (16)
Class A-4  2001-1 Transition
 Bonds                            $385,897,000          5.63%            (15)      Deutsche Bank     10/24/01      (16)        (16)

*  Tax-exempt debt currently outstanding at CenterPoint.

(1)  Collateralized by CEHE First Mortgage Bonds.

(2)  Collateralized by CEHE General Mortgage Bonds.

(3) The contingent principal amount is $851,312,704. Interest is paid on the principal amount in the table at $0.29125 per ZENS (or 2% per year) plus a "pass-through" of the TW common stock dividend. No common stock dividend is currently paid by TW.

(4) 100% plus make-whole premium using treasury yield + 50 bps as the discount rate.

(5) 100% plus make-whole premium using treasury yield + 30 bps as the discount rate.

(6) 100% plus make-whole premium using treasury yield + 35 bps as the discount rate.

(7) 100% plus make-whole premium using treasury yield + 20 bps as the discount rate.

(8) 100% plus make-whole premium using treasury yield + 20 bps as the discount rate (treasury yield + 50 bps as the discount rate for a "special redemption").

(9) Floating rate at LIBOR + 975 bps with a minimum interest rate of 12.75%.

(10) 100% plus make-whole premium using treasury yield + 25 bps as the discount rate.

(11) Only if current market price of CNP common stock equals/exceeds 125% of the conversion price for 20 of 30 days.

(12)  Expected maturities: $26,068,480 on 9/15/05.

(13) Expected maturities: $4,823,521 on 9/15/05, $18,460,311 on 3/15/06,
$35,834,722 on 9/15/06, $20,369,999 on 3/15/07, and $38,511,447 on 9/15/07.

(14) Expected maturities: $1,030,314 on 9/15/07, $22,279,686 on 3/15/08,
$43,248,801 on 9/15/08, $24,825,936 on 3/15/09, and $38,615,263 on 9/15/09.

(15) Expected maturities: $9,576,259 on 9/15/09, $27,372,186 on 3/15/10,
$53,134,242 on 9/15/10, $29,918,434 on 3/15/11, $58,076,963 on 9/15/11,
$33,737,809 on 3/15/12, $65,491,043 on 9/15/12, $37,309,760 on 3/15/13, and
$71,280,304 on 9/15/13.

(16) The Series 2001-1 Transition Bonds are subject to optional redemption in whole after the aggregate outstanding principal balance of the Series 2001-1 Transition Bonds has been reduced to 5% or less of the aggregate initial principal balance.